UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                    Filed Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  July 9, 1998



                        TITANIUM METALS CORPORATION
             (Exact name of registrant as specified in its charter)




      Delaware                         0-28538                     13-5630895
(State or other jurisdiction of   (Commission File  (IRS Employer Identification
    incorporation)                      Number)                      Number)



                            1999 Broadway, Suite 4300
                             Denver, Colorado 80202
                    (Address of principal executive offices)




Registrant's telephone number, including area code:  (303) 296-5600

Item 2.  Acquisition or Disposition of Assets

         On July 9, 1998, Titanium Metals Corporation, a Delaware corporation ("TIMET"), announced that it had entered into a definitive agreement (the "Investment Agreement") with Special Metals Corporation, a Delaware corporation ("SMC"), pursuant to which a subsidiary of TIMET will purchase (the "Investment") $125 million aggregate liquidation amount of SMC's 6-5/8% Series A Senior Convertible Preferred Stock (the "Series A Preferred Stock") in connection with SMC's announced plan to acquire (the "Acquisition") the Inco Alloys International high performance nickel alloys business unit of Inco
Limited for a cash purchase price of $408 million. The Investment will occur concurrently with, and is conditioned upon, the closing of the Acquisition. The Acquisition, which is subject to various closing conditions and regulatory approvals, including antitrust clearance, is expected to close in the third quarter of 1998.

         TIMET also announced that, in connection with the Investment, it had entered into an agreement in principle with SMC to form a strategic alliance (the "Strategic Alliance") to pursue certain manufacturing and joint product development and marketing arrangements.

         The Series A Preferred Stock will, subject to the favorable vote (the "Conversion Vote") of a majority of the holders of the common stock of SMC ("Common Stock"), be convertible into shares of Common Stock at a conversion price equal to 125% of the average closing prices of Common Stock over the 40 consecutive trading day period ending 20 days following the announcement of the transaction. The Series A Preferred Stock is subject to mandatory redemption in 2006.

         Pursuant to the Investment Agreement, TIMET will be entitled, upon closing, to nominate for election two members of SMC's Board of Directors. SMCs three principal stockholders, which collectively own a majority of the outstanding Common Stock, will agree to vote their shares in favor of TIMET's two nominees and in favor of the Conversion Vote.

         A copy of the press release dated July 9, 1998 announcing the Investment and the Strategic Alliance is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

         The press release filed as an exhibit to this report includes "safe harbor" language, pursuant to the Private Securities Litigation Reform Act of 1995, indicating that certain statements contained in the press release are matters that are not historical facts but are "forward-looking" statements that involve risks and uncertainties, including, but not limited to, the cyclicality of the aerospace industry, future global economic conditions, global productive capacity, changes in product pricing, competitive products and other risks and uncertainties included in TIMET's Securities and Exchange Commission filings, as well as the related risks and uncertainties associated with the nickel industry included in SMC's filings with the Securities and Exchange Commission.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      The following are exhibits to this Report:

                  Exhibit 10.1 Investment Agreement, dated July 8, 1998, between Titanium Metals Corporation, TIMET Finance Management Company and Special Metals Corporation.

                  Exhibit 99.1 Press Release, dated July 9, 1998, of Titanium Metals Corporation.

                  Exhibit 99.2 Agreement in Principle, dated July 7, 1998, between Titanium Metals Corporation and Special Metals Corporation.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           TITANIUM METALS CORPORATION
                                            (Registrant)



                           By:/s/ Robert E. Musgraves
]                          Name:  Robert E. Musgraves
                           Title:    Vice President, General Counsel
                                     and Secretary


Dated:  July 9, 1998

                                  EXHIBIT INDEX

                           TITANIUM METALS CORPORATION

                           Current Report on Form 8-K
                               Dated July 9, 1998



         Exhibit No.                         Description

         Exhibit 10.1 Investment Agreement, dated July 8, 1998, between Titanium Metals Corporation, TIMET Finance Management Company and Special Metals Corporation.

         Exhibit 99.1 Press Release dated July 9, 1998 of Titanium Metals Corporation

         Exhibit 99.2 Agreement in Principle, dated July 7, 1998, between Titanium Metals Corporation and Special Metals Corporation.

                                                        EXHIBIT 10.1

                           SPECIAL METALS CORPORATION


                                2,500,000 Shares
           6.625% Series A Senior Convertible Preferred Stock
                      (Liquidation Amount $50.00 per Share)

                              INVESTMENT AGREEMENT


                                  July 8, 1998


Titanium Metals Corporation
TIMET Finance Management Company
1999 Broadway, Suite 4300
Denver, Colorado  80202



Ladies and Gentlemen:

                  Special Metals Corporation, a Delaware corporation (the "Company"), proposes to issue and sell to TIMET Finance Management Company, a Delaware corporation (the "Investor"), and a wholly-owned subsidiary of Titanium Metals Corporation, a Delaware corporation ("TMC"), 2,500,000 shares of its
6.625%  Series A Senior   Convertible  Preferred  Stock,  liquidation
amount $50.00 per share (the "Convertible Preferred Securities"). The Convertible Preferred Securities will be convertible into shares of the common stock, par value $.01 per share (the "Common Stock"), of the Company initially at the conversion price set forth herein and will rank, with respect to dividend rights and rights upon liquidation, winding up and dissolution, senior to the Common Stock, and each other class of capital stock or series of preferred stock of the Company established after the original issuance of the Convertible Preferred Securities.

                  The proceeds of the sale by the Company of the Convertible Preferred Securities are to be used to finance a portion of the acquisition (the "Acquisition") by the Company of the Inco Alloys International division ("IAI") of INCO Limited pursuant to the terms of the stock purchase agreement, dated as of July 8, 1998 (the "Acquisition Agreement"), among INCO Limited, Inco United States, Inc., Inco Europe Limited and Inco S.A.
(collectively, "Inco") and the Company.

                  The sale of the Convertible Preferred Securities to the Investor will be made without registration of the Convertible Preferred Securities under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon exemptions from the registration requirements of the Securities Act. However, the Investor (and subsequent permitted transferees) of the Convertible Preferred Securities (and the Common Stock issued upon conversion thereof) will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement") to be entered into between the Company and the Investor.

         1. Purchase and Sale. On the terms and subject to the conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company agrees to issue, sell and deliver to the Investor, and the Investor agrees to purchase from the Company, 2,500,000 Convertible Preferred Securities, at a purchase price of $50.00 per Convertible Preferred Security, for an aggregate purchase price of $125,000,000 (the "Purchase Price"). Each Convertible Preferred Security shall be convertible at the option of the holder into shares of Common Stock of the Company following the Initial Conversion Date (as defined herein) at a conversion price equal to the lesser of (i) 125% of the average of the closing prices of shares of Common Stock for the 40 consecutive trading day period ending on the 20th trading day immediately following the date on which the Acquisition is first publicly announced by the parties or otherwise made known to the public and (ii) $26.00. Such conversion price will be subject to adjustment from time to time as set forth in the Certificate of Designation of Rights and Preferences establishing the terms and relative rights and preferences of the Convertible Preferred Securities substantially in the form set forth in Exhibit C hereto (the "Certificate of Designation"). The term "Initial Conversion Date" shall mean the later of (i) 90 days following the date of original issuance of the Convertible Preferred Securities, (ii) the date on which approval is obtained in accordance with Regulation 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the stockholders of the Company entitled to vote thereon (the "Stockholders Conversion Vote") of the issuance of Common Stock upon the conversion of the Convertible Preferred Securities upon the terms and conditions set forth in the Certificate of Designation and (iii) the date upon which all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act"), have expired or been terminated.

         2. Delivery and Payment Delivery of and payment for the Convertible Preferred Securities shall be made at the offices of Paul, Weiss, Rifkind, Wharton & Garrison at 10:00 a.m., New York City time, on the same date as the closing date under the Acquisition Agreement (as such date shall be notified in writing by the Company to the Investor not less than 2 business days prior thereto) or such other time (not later than the 120th day following the date of this Agreement) and place as the Investor and the Company shall agree upon in writing (the "Closing Time"). Delivery of the Convertible Preferred Securities shall be made to the Investor against payment by the Investor of the Purchase Price to or upon the order of the Company by wire transfer drawn and payable in same day funds or such other manner of payment as may be agreed by the Company and the Investor.

         3.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to the Investor as follows:

                  (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority under such laws to own its property and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries (as defined below), taken as a whole.

                  (b) Each subsidiary of the Company that is listed on Schedule 3(b) attached hereto (collectively, the "Subsidiaries") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority under such laws to own its property and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; except as described in the SEC Reports (as defined herein), all of the issued shares of capital stock of each Subsidiary of the Company, other than one share of Udimet Special Metals Ltd., which is owned by a director thereof, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that such liens, encumbrances, equities or claims would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; the Subsidiaries are the only subsidiaries of the Company required to be listed on Exhibit 21 to the SEC Reports.

                  (c) As of the Closing Time, the Convertible Preferred Securities will have been duly authorized by the Company and, when issued and delivered by the Company to the Investor against payment of the Purchase Price therefor, will be validly issued and fully paid and non-assessable and the issuance of the Convertible Preferred Securities will not be subject to any preemptive or other similar rights.

                  (d) This Agreement has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement by the Investor and TMC, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (e) The Company has taken the corporate action necessary to approve the transactions contemplated by this Agreement for purposes of Section 203 of the General Corporation Law of the State of Delaware.

                  (f) As of the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Investor, will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law and (ii) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws; and

                  (g) Except as set forth on Schedule 3(g) hereto, (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not contravene any provision of applicable law material to the Company, the Certificate of Designation, the articles of incorporation or the by-laws of the Company, or any agreement or other instrument binding upon the Company or any of its Subsidiaries, except where such contravention of any such agreement or instrument would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body or agency or court having jurisdiction over the Company or any of its Subsidiaries and material to it, and (ii) no consent, approval, authorization, waiver or order of, or qualification with, any court or governmental body or agency or any other person is required for the performance by the Company of its obligations under this Agreement and the Registration Rights Agreement, except such as may be required by federal, state or foreign securities laws in connection with the offer and sale of the Convertible Preferred Securities and the Conversion Shares (as defined below) and the registration of such securities pursuant to the terms of the Registration Rights Agreement, and except for any such consent, approval, authorization, waiver, order or qualification the failure of which to obtain would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Company and its Subsidiaries, taken as a whole, and would not materially impair the ability of the Company to effect the transactions contemplated hereby and pursuant to the Registration Rights Agreement.

                  (h) The financing  contemplated  by the new credit facility to be entered into by the Company, Credit Lyonnais New York Branch as agent and various lenders with respect to the Acquisition (the "New Credit Agreement") and the Investor's investment in the Convertible Preferred Securities as contemplated by this Agreement constitute the only financing arrangements to be entered into by the Company or any of its Subsidiaries in connection with the financing of the Acquisition other than indebtedness of Inco and/or its subsidiaries to be assumed in connection with the Acquisition.

                  (i) The  authorized  capital stock of the Company  consists of
(i) 35,000,000 shares of Common Stock, par value $0.01 per share, of which, as of the date hereof, 15,479,000 shares are issued and outstanding and, as of the Closing Time, 7,600,000 shares will be reserved for issuance upon conversion of the Convertible Preferred Securities and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share, of which, as of the date hereof, no shares are outstanding. All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                  (j) As of the Closing Time, the shares of Common Stock initially issuable upon conversion of the Convertible Preferred Securities (the "Conversion Shares") will have been duly authorized and, when issued upon such conversion in accordance with the provisions of the Certificate of Designation, will be validly issued, fully paid and non-assessable; the issuance of the Conversion Shares will not be subject to any preemptive or similar rights.

                  (k) The Company has delivered or made available to the Investor a true and complete copy of (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "Form 10-K"); (ii) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "Form 10-Q"), and (iii) each registration statement, report on Form 8-K and Form 8-A, proxy statement, information statement or other form, schedule, document, report or statement filed by the Company or any of its Subsidiaries with the Securities and Exchange Commission (the "Commission") since March 3, 1997, in each case in the form (including financial statements, schedules, exhibits and any amendments thereto) filed with the Commission (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports (i) were timely filed with the Commission; (ii) complied, in all material respects, with the applicable requirements of the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"); and (iii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Other than the SEC Reports, the Company and its Subsidiaries have not filed or been required to file any other reports or statements with the Commission since March 3, 1997.

                  (l) Each of (i) the consolidated balance sheets (including the related notes and schedules) included in the SEC Reports fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, subject, in the case of unaudited statements, to normal year-end adjustments, and (ii) the consolidated statements of income (or statements of results of operations), shareholders' equity and cash flows (including the related notes and schedules) included in or incorporated by reference into the SEC Reports fairly presents the results of operations, retained earnings and cash flows, as the case may be, of the Company and its Subsidiaries (on a consolidated basis) for the periods set forth therein, in each case in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods (except as stated therein or in the notes thereto) and in compliance with the rules and regulations of the Commission.

                  (m) Except, in each case, as disclosed in the SEC Reports, there are no legal or governmental proceedings, claims, suits, actions, arbitrations or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole; nor are there any judgments, orders, decrees, awards or rulings of any governmental body or agency outstanding against or applicable to the Company or any of its Subsidiaries or against or applicable to any of their respective assets, properties or businesses that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (n) Each of the Company and its Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business as presently conducted, except as set forth in the SEC Reports or to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates and permits or make such declarations and filings would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, would result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  (o) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations  relating  to  the  protection  of  human  health  and  safety,  the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as set forth in the SEC Reports or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (p) In the ordinary course of its business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, except as set forth in the SEC Reports.

                  (q) Subsequent to December 31, 1997, except as contemplated by this Agreement, the Registration Rights Agreement, the Acquisition Agreement and the New Credit Agreement, (1) as of the date hereof, the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in each case, not in the ordinary course of business; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, except (i) for borrowings and repayments under the Company's existing Credit Agreement, dated October 18, 1996, as amended, among the Company, the lenders from time to time party thereto and Credit Lyonnais New York Branch (the "Credit Agreement") or (ii) as described in the SEC Reports.

                  (r) Except as set forth in the SEC Reports, the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property in each case owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects, except for any liens or encumbrances created in connection with the Credit Agreement or under the financing agreements entered into by the Company in connection with the Acquisition, or except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any material real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (s) Except as set forth in the SEC Reports, the Company and its Subsidiaries own or otherwise have the right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure thereof would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and neither the Company nor any of its Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

                  (t) Except as set forth in the SEC Reports, the Company and its Subsidiaries have complied in all material respects with all material laws applicable to the Company's and its Subsidiaries' business and operations relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes applicable to the Company's and its Subsidiaries' business and operations, and no material labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened.

(u) Except as set forth in the SEC Reports, the Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder. No "reportable event" (as defined in ERISA and the regulations and published interpretations thereunder) has occurred with respect to any "pension plan" (as defined in ERISA and the regulations and published interpretations thereunder) established or maintained by the Company or its subsidiaries, except with respect to which the 30-day notice requirement has been waived . The Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 4971, 4975 or 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), except where such liability would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Each "pension plan" established or maintained by the Company or its subsidiaries that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (v) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged to the Company's knowledge, neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, except as set forth in the SEC Reports.

                  (w) Neither the Company nor any of its Subsidiaries is (i) in violation of its respective charter, by-laws or other organizational documents or (ii) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement or instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, except in each case, as set forth in the SEC Reports, or except in the case of clause (ii) where such failure to perform would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (x) The Company and its Subsidiaries have filed all tax returns which they are required to file under applicable laws and regulations, except where such failure to file would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole; all such returns are complete and correct in all material respects; except with respect to amounts which are being contested in good faith and by appropriate proceedings, the Company and each Subsidiary in all material respects have paid all taxes due and owing by them and have withheld and paid over all taxes which they are obligated to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. Neither the Company nor any Subsidiary has waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a material tax assessment or deficiency. No foreign, federal, state or local tax audits are pending or being conducted with respect to the Company or any Subsidiary. Except as set forth on Schedule 3(x), no information related to tax matters has been requested in writing by any foreign, federal, state or local taxing authority and no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority with respect to any material tax liability.

                  (y)  Except  for  Donaldson,   Lufkin  &  Jenrette  Securities
Corporation, whose fees will be paid by the Company, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company in connection with the transactions contemplated by this Agreement.

                  (z) Neither the Company nor any of its Subsidiaries is an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

                  (aa) Assuming the accuracy of the representations and warranties of the Investor set forth in Section 4(e) hereof, no registration of the Convertible Preferred Securities under the Securities Act is required for the issuance and sale by the Company of the Convertible Preferred Securities in the manner contemplated by this Agreement.

                  (bb) The representations and warranties made by the Company in
Article IV and elsewhere in the Acquisition Agreement that are qualified by reference to materiality or a material adverse effect are true and correct and all other representations and warranties made by the Company in Article IV and elsewhere in the Acquisition Agreement are true and correct in all material respects. To the Company's knowledge, the representations and warranties made by Inco in Article III and elsewhere in the Acquisition Agreement that are qualified by reference to a material adverse effect are true and correct and all other representations and warranties made by Inco in Article III and elsewhere in the Acquisition Agreement are true and correct except for such inaccuracies as in the aggregate are not reasonably likely to have a material adverse effect and all information contained in any exhibit, schedule or attachment thereto is true and correct in all material respects.

         4. Representations and Warranties of the Investor and TMC. TMC and the Investor, jointly and severally, represent and warrant to the Company as follows:

                  (a) Each of TMC and the Investor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation.

                  (b) This Agreement has been duly authorized, executed and delivered by each of TMC and the Investor and, assuming due authorization, execution and delivery of this Agreement by the Company constitutes a valid and binding agreement of each of TMC and the Investor, enforceable against each of TMC and the Investor in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

                  (c) As of the Closing Time, the Registration Rights Agreement will have been duly authorized, executed and delivered by the Investor and, assuming the due authorization, execution and delivery of the Registration Rights Agreement by the Company, will be a valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except to the extent that (i) enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law and (ii) the enforceability of indemnification and contribution provisions may be limited by federal and state securities laws and the policies underlying such laws.

                  (d) Except as set forth on Schedule  4(d),  (i) the  execution and delivery by each of TMC and the Investor of, and the performance by each of TMC and the Investor of its respective obligations under, this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby will not contravene any provision of applicable law material to TMC or the Investor or the articles of incorporation or by-laws of either of TMC or the Investor or any agreement or other instrument binding upon TMC or the Investor, except where such contravention of any such agreement or instrument would not have any material adverse effect on TMC and its subsidiaries, taken as a whole, or any judgement, order or decree of any governmental body, agency or court having jurisdiction over TMC or the Investor that is material to either of them, and (ii) no consent, approval, authorization, waiver or order of, or qualification with, any court or governmental body or agency or any other person is required for the performance by each of TMC or the Investor of its respective obligations under this
Agreement,  except  such  as  may be  required  by  federal,  state  or  foreign securities laws in connection with the offer and sale of the Convertible Preferred Securities, the Conversion Shares and the registration of such securities pursuant to the terms of the Registration Rights Agreement, and except for any such consent, approval, authorization, waiver, order or qualification the failure of which to obtain would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of TMC and its subsidiaries, taken as a whole, or materially impair the ability of TMC or the Investor to perform its obligations hereunder.

                  (e) The Investor is acquiring the Convertible Preferred Securities under this Agreement for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Convertible Preferred Securities and the Conversion Shares and is able to bear the economic risk of such investment. The Investor acknowledges that none of the Convertible Preferred Securities or the Conversion Shares have been registered under the Securities Act and such securities may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration and in accordance with the terms of the Investment Agreement.

                  (f) As of the Closing Time, the Investor (or any wholly-owned subsidiary of TMC to which the Investor has assigned its rights pursuant to
Section 25 of this Agreement) will have sufficient funds to purchase the Convertible Preferred Securities on the terms and subject to the conditions contemplated by this Agreement and to consummate the transactions contemplated hereby.

                  (g) No part of the source of funds to be used by the Investor to acquire the Convertible Preferred Securities constitutes the assets of any "employee benefit plan" as defined in section 3(3) of ERISA, or its related trust, or any "plan" as defined in Section 4975(e)(1) of the Code, or its related trust.

                  (h) Except for Wasserstein & Perella & Co., whose fees will be paid by TMC, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Investor or TMC who might be entitled to any fee or commission from the Investor or TMC in connection with the transactions contemplated by this Agreement.

         5. Governance. The Company agrees with the Investor and TMC that:

                  (a) Immediately following the Closing Time, the Board of Directors of the Company (the "Board") shall increase the authorized number of Directors of the Board by a number sufficient to include as additional directors of the Company the two Investor Nominees (as defined in Section 5(b) hereof) who have been designated by the Investor in the Investor Nominee Notice (as defined in Section 5(b) hereof) and shall appoint such Investor Nominees to the Board as Class II Director and Class III Director, respectively, in accordance with the Company's procedures for the appointment of directors. Such Investor Nominees shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. So long as the Investor (together with TMC and any wholly-owned subsidiary of TMC) beneficially owns voting securities of the Company representing at least 20% of the outstanding voting securities of the Company (assuming for purposes of this Section 5, that any Convertible Preferred Securities owned by the Investor, TMC or such subsidiary have been converted into Common Stock), the Investor shall be entitled to designate two Investor Nominees to the Board. In addition, for so long as the Investor beneficially owns voting securities of the Company representing at least 10% (but less than 20% of the outstanding voting securities of the Company), the Investor shall be entitled to designate one Investor Nominee to the Board. If at any time the number of members constituting the entire Board shall equal or exceed 15, including the Investor Nominees appointed pursuant to this Section 5 but excluding all directors elected by holders of the Convertible Preferred Securities pursuant to Section 9 of the Certificate of Designation, the Investor shall be entitled to designate pursuant to an Investor Nominee Notice, and the Board shall appoint to the Board, one additional Investor Nominee in accordance with the provisions of this Section 5. In the event of a vacancy caused by the disqualification, removal, resignation or other cessation of service of any Investor Nominee from the Board, the Board shall elect as a director (to serve until the Company's immediately succeeding annual meeting of shareholders at which the term of the class to which such Investor Nominee has been elected expires) a new Investor Nominee who has been designated by the Investor in an additional Investor Nominee Notice that has been provided to the Company at least five days prior to the date of a regular meeting of the Board. The Investor shall nominate each Investor Nominee pursuant to an additional Investor Nominee Notice in advance of each meeting of shareholders at which such Investor Nominee is to be elected. If the beneficial ownership by the Investor (together with TMC and any wholly-owned subsidiary of TMC) of voting securities of the Company decreases below 20% but exceeds 10% of the outstanding voting securities of the Company (assuming for purposes of this Section 5, that any Convertible Preferred Securities owned by the Investor, TMC or such subsidiary have been converted into Common Stock), the Investor shall cause a number of its Investor Nominees to resign from the Board so that there shall only remain one Investor Nominee on the Board (or two if the Board is then comprised of 15 or more members as provided above), in accordance with the Company's procedures for the resignation of directors and applicable laws and regulations. If the beneficial ownership by the Investor, TMC or such subsidiary of the outstanding voting securities of the Company decreases below 10% of the outstanding voting securities of the Company, the Investor shall, at the request of the Company, cause all its Investor Nominees to resign from the Board, in accordance with the Company's procedures for the resignation of directors and applicable laws and regulations.

                  (b) The Investor shall provide a designation notice to the Company (the "Investor Nominee Notice") as required by Section 5(a) above for each Investor Nominee, which notice shall contain the following information: (i) the name of the person(s) it has designated to become director(s) of the Company (the "Investor Nominees"), and (ii) all information required by Regulation 14A and Schedule 14A under the Exchange Act with respect to each such Investor Nominee. Such Investor Nominees may be any person designated by the Investor, including, but not limited to, persons who are officers, directors or employees of the Investor.

                  Notwithstanding the above, the Company shall not be obligated to perform the obligations under this Section 5 with respect to any Investor Nominee designated by the Investor if such Investor Nominee is (i) a director, officer, employee, shareholder, controlling person or otherwise affiliated with a Significant Competitor (as hereinafter defined), other than TMC or its affiliates, (ii) a person that is or theretofore has been engaged in material litigation adverse to the Company or any of its affiliates, (iii) a person (other than TMC and/or its wholly owned subsidiaries) who beneficially owns voting securities of the Company representing more than 10% of the outstanding voting securities of the Company, or (iv) a person (x) other than the person then serving as chief executive officer, chief financial officer or chief operating officer of TMC and/or as a director of TMC or (y) who the Board, after customary investigation of such person's qualifications, reasonably determines in good faith is not qualified or acceptable under standards applied fairly and equally to all nominees (it being understood that any person listed on Schedule 5(b) hereto or falling within subclause (x) of this clause (iii) shall be deemed qualified and acceptable hereunder).

                  (c) The Company agrees to cause to include the Investor Nominees which the Investor is entitled to designate pursuant to this Agreement in the slate of nominees recommended by the Board to the Company's shareholders for election as directors and shall use its reasonable best efforts to cause the election or reelection of each such Investor Nominee to the Board at each meeting of shareholders at which such Investor Nominee is up for election, including soliciting proxies in favor of the election of such persons. At the direction of the Investor, the Company shall use reasonable efforts to cause the removal from the Board of any Investor Nominee.

                  (d) Investor Nominees shall be reimbursed for their out-of-pocket expenses incurred in attending regular and special Board meetings and any meeting of any Board committee by the Company to the extent of, and in accordance with, the policies of the Company generally applicable to the reimbursement of expenses of directors of the Company.

                  (e) The Board will not establish an executive committee authorized to exercise the power of the Board generally unless the Investor is granted representation on such committee proportional to its representation on the Board, nor will the Board establish or employ committees (unless the Investor is granted proportional representation thereon) as a means designed to circumvent or having the effect of circumventing the rights of the Investor under this Agreement to representation on the Board.

         6.        Standstill.

                  (a) Except as provided in this Section 6(a), commencing on April 13, 1998 (the "Standstill Commencement Date"), the date of the letter agreement among the Company, the Investor and TMC (the "Letter Agreement"), and ending on the date (the "Standstill Termination Date") that is the earliest of
(x) the first anniversary of the date (following the closing under this Agreement) when the Investor no longer owns shares of Common Stock and/or Convertible Preferred Securities convertible into the Common Stock or other voting securities of the Company, which represents more than 5% of the outstanding voting securities of the Company, (y) such time as the Company enters into, or publicly announces an intention to enter into, directly or indirectly, a definitive agreement (a "Change of Control Agreement") that would result in a "change of control" of the Company (as defined in Section 7(b)) or a sale of all or substantially all of the assets of the Company, with respect to which transactions contemplated by this clause (y), the Investor's representatives on the Company's Board voted against such transaction (or, in the event they were interested parties to such transaction, abstained from voting on such transaction) and (z) the occurrence of a "change of control" of the Company (as defined in Section 7(b)), neither TMC, the Investor nor any of their respective affiliates will, directly or indirectly, acting alone or in concert with others, except with the prior approval of the Board of Directors of the Company, (a) acquire, or offer, propose or agree to acquire, or otherwise possess, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by purchase or otherwise, of any equity securities issued by the Company other than
(i) the securities it may acquire  pursuant to any provision of this  Agreement,
(ii) rights, options or warrants distributed on a pro rata basis to all holders of the class or classes or securities of the Company held by the Investor, (iii) securities acquired from the Company pursuant to a rights offer, exchange offer or similar transaction made by the Company, (iv) securities acquired by employee benefits plans sponsored or maintained by the Investor or TMC, or any of their respective subsidiaries, provided that the investment decisions of such plans are made by persons or entities which are independent of the management of the Investor, TMC, or such subsidiary, as the case may be, (v) purchases in accordance with Section 9 below or (vi) securities acquired pursuant to a merger, business combination, purchase of assets or similar transaction between two or more entities, none of which is an affiliate of the Investor, (b) propose to enter into, directly or indirectly, any merger, consolidation, tender exchange offer or other business combination or extraordinary transaction involving the Company or any of its subsidiaries, (c) solicit proxies from stockholders of the Company, become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the Company, make a communication referred to in Rule 14a-1(1)(2)(iv) of the Exchange Act or otherwise seek to influence or control the management or policies of the Company or any of its affiliates (provided that the foregoing shall not prohibit the Investor from voting its shares of stock or having its board designees vote or participate in any board matter), (d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company or its subsidiaries, (e) otherwise act alone or in concert with others to seek to control or influence the management, board of directors of policies of the Company provided that the foregoing shall not prohibit the Investor from voting its shares of stock or having its board designees vote or participate in any board matter, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, or (g) assist, advise, participate with or encourage any person to do any of the foregoing. Prior to the Standstill Termination Date, without the prior approval of the Board of Directors of the Company, neither TMC nor the Investor will (and each shall cause its respective affiliates not to) take any action that is reasonably likely to require the Company to make a public announcement regarding the possibility of any extraordinary transaction. Notwithstanding the foregoing, if the Standstill Termination Date shall have occurred as a result of the Company having entered into a Change of Control Agreement and such agreement terminates without a change of control having occurred thereunder, the obligations contained in this Section 6(a), shall be automatically reinstated; provided that any actions taken by the Investor, TMC or their affiliates prior to such reinstatement or taken pursuant to (x) definitive agreements entered into with the Company, or (y) a tender or exchange offer commenced, or (z) a proxy statement filed with the Commission, in each case prior to such reinstatement, may be pursued, consummated or completed without regard to such reinstatement.

                  (b) Except as provided in this Section 6(b), commencing on the Standstill Commencement Date and ending on the Standstill Termination Date, neither the Company nor any of its affiliates will, directly or indirectly, acting alone or in concert with others, except with the prior approval of the Board of Directors of TMC, (a) acquire, or offer, propose or agree to acquire, or otherwise possess, ownership (including, but not limited to, beneficial ownership as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by purchase or otherwise, of more than 5% of the outstanding equity securities issued by TMC other than (i) rights, options or warrants distributed on a pro rata basis to all holders of the class or classes of securities of TMC held by the Company, (ii) securities acquired pursuant to a rights offer, exchange offer or similar transaction made by TMC, (iii) securities acquired by employee benefit plans sponsored or maintained by the Company or any of its subsidiaries, provided that the investment decisions of such plans are made by persons or entities which are independent of the management of the Company or such subsidiary, as the case may be, or (iv) securities acquired pursuant to a merger, business combination, purchase of assets or similar transaction between two or more entities, none of which is an affiliate of the Company, (b) propose to enter into, directly or indirectly, any merger, consolidation, tender exchange offer or other business combination or extraordinary transaction involving TMC or any of its subsidiaries, (c) solicit proxies from stockholders of TMC, become a "participant" in any "election contest" (as such terms are used in Rule 14a-11 of the Exchange Act with respect to TMC, make a communication referred to in Rule 14a-1(1)(2)(iv) of the Exchange Act or otherwise seek to influence or control the management or policies of TMC or any of its affiliates (provided that the foregoing shall not prohibit the Company from voting its shares of stock or having its designee vote or participate in any board matter),
(d) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of TMC or its subsidiaries, (e) otherwise act alone or in concert with others to seek to control or influence the management, board of directors of policies of TMC provided that the foregoing shall not prohibit the Company from voting its shares of stock or having its board designees vote or participate in any board matter, (f) disclose any intention, plan or arrangement inconsistent with the foregoing, or (g) assist, advise, participate with or encourage any person to do any of the foregoing. Prior to the Standstill Termination Date, without the prior approval of the Board of Directors of TMC, the Company will not (and the Company will cause its affiliates not to) take any action that is reasonably likely to require TMC to make a public announcement regarding the possibility of any extraordinary transaction. Notwithstanding the foregoing, if the Standstill Termination Date shall have occurred as a result of the Company having entered into a Change of Control Agreement and such agreement terminates without a change of control having occurred thereunder, the obligations contained in this
Section 6(b) shall be automatically reinstated; provided that any actions taken by the Company or its affiliates prior to such reinstatement or taken pursuant to (x) definitive agreements entered into with TMC, or (y) a tender or exchange offer commenced, or (z) a proxy statement filed with the Commission, in each case prior to such reinstatement, may be pursued, consummated or completed without regard to such reinstatement.

         7. Dispositions. (i) The Investor shall not, directly or indirectly, sell, assign, transfer, pledge, hypothecate or otherwise dispose of any interest in any Convertible Preferred Securities or any Conversion Shares (a "Disposition"), except as set forth in this Section 7 and (ii) TMC shall not, directly or indirectly dispose of any securities of any direct or indirect subsidiary that is a holder of record of any Convertible Preferred Securities or Conversion Shares (except for Dispositions to one or more of its wholly-owned subsidiaries or Dispositions to any Lender (as hereinafter defined) made pursuant to a bona fide pledge under Section 7(c)) and shall take all action as is necessary so that, unless disposed of in accordance with Section 7(b) below, all Convertible Preferred Securities and Conversion Shares will directly or indirectly be wholly-owned by TMC or any of its wholly-owned subsidiaries.

                  (a) Dispositions may be made at any time and from time to time following the Closing Time, to one or more wholly-owned subsidiaries of the Investor, provided that each such subsidiary agrees in writing to be bound by this Agreement to the same extent as the Investor

                  (b) Dispositions may be made (i) following the second anniversary of the Closing Time, in a bona fide public offering effected in accordance with the provisions of the Registration Rights Agreement; and (ii) following the earlier of the third anniversary of the Closing Time and the occurrence of a "change of control" (as hereinafter defined), provided, however, that Dispositions shall not be made pursuant to clauses (i) and (ii) of this
Section 7(b) to any person who, to the actual knowledge of the Investor or TMC (without any duty of inquiry) in the case of Dispositions to be made pursuant to bona fide open market "brokers transactions" as permitted pursuant to the provisions of Rule 144 promulgated under the Securities Act and to the knowledge of the Investor or TMC (after reasonable inquiry) in all other cases, is (x) a Significant Competitor of the Company (as hereinafter defined), (y) a person that is or theretofore had been engaged in any material litigation adverse to the Company or any of its affiliates or (z) a person (other than any underwriter who is in the business of underwriting securities and who, in the ordinary course of its business as an underwriter, acquired Convertible Preferred Securities or Conversion Shares in connection with a public offering with the bona fide intention of reselling all of the securities so acquired pursuant to such public offering) who, after acquiring such interest in Convertible Preferred Securities or Common Stock, would beneficially own voting securities of the Company representing more than 10% of the outstanding shares of voting securities of the Company (assuming any Convertible Preferred Securities owned by such person were converted into Common Stock); provided that any Disposition proposed to be made by the Investor pursuant to this Section 7(b) shall be subject to the Company's prior right of first refusal as set forth in Section 8 of this Agreement and, in the case of Dispositions to be made pursuant to
Section 7(b)(i) hereof, shall be subject to the additional purchase rights of the Company set forth in Section 2.8(b) of the Registration Rights Agreement.

As used in this Section 7(b), "change of control" means the occurrence of any of the following events.

                  (A) in any three-year period, a majority of the members of the Board elected during such three-year period shall have been so elected against the recommendation of the management of the Company or the Board in office immediately prior to such election;

                  (B) any Designated Person (as defined herein) or Persons acting in concert shall, except as provided in clause (C) below, acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or any related series of transactions) or otherwise beneficially own a majority of the voting power of the outstanding securities of the Company generally entitled to vote for the election of directors ("Voting Securities"); or

                  (C) upon consummation of a consolidation or merger of the party with another Designated Person in which the holders of the Voting Securities of the Company immediately prior to such consolidation or merger would not own Voting Securities representing at least a majority of the outstanding voting power of such Designated Person or its ultimate parent upon consummation of such consolidation or merger; or

                  (D) upon the sale, transfer or assignment (it being understood that the pledge of, or the granting of a security interest in, assets of the Company or its subsidiaries shall not be deemed a sale, transfer or assignment) of all or substantially all of the assets of the Company to any person in a single transaction or a series of related transactions; provided, however, that a sale, transfer or assignment of all or substantially all of the assets of the Company, to (x) the Principal Stockholders (as defined herein), or to (y) any entity the holders of at least a majority of the Voting Securities of which (or of such entity's ultimate parent) were holders of Voting Securities of the Company immediately prior to such sale, transfer or assignment shall not constitute a "change of control" hereunder; or

                  (E) At such time as the Principal Stockholders fail to beneficially own, in the aggregate, at least 30% of the voting power of the outstanding Voting Securities of the Company.

For purposes hereunder, "Designated Person" shall mean any person, corporation, partnership or other entity other than Societe Industrielle de Materiaux Avances ("SIMA") and its affiliates and "Principal Stockholders" shall mean SIMA, LWH Holdings S.A. and their respective affiliates. Reference to a "Significant Competitor" of the Company means any person identified in writing to the Investor (as provided below) that manufactures or sells high performance nickel base alloys, cobalt base alloys, stainless steels or other similar based alloys where annual sales of such alloys for such person's most recently completed fiscal year exceeded $75 million (which term shall exclude TMC and its subsidiaries). The Company shall provide to the Investor prior to the date of this Agreement a written list of such Significant Competitors (which list the Company may, by notice to the Investor, amend or supplement at any time or from time to time), which Significant Competitors shall conform to the provisions of the definition of Significant Competitor contained herein. The Significant
Competitors so designated on such list shall constitute the Significant Competitors hereunder.

                  (c) Dispositions may be made pursuant to a bona fide pledge not intended to circumvent the provisions of this Section 7 to one or more banks or other lending institutions (or any agent on their behalf) (each a "Lender"), provided that prior to any foreclosure upon or other acquisition by such Lender of any Convertible Preferred Securities or Conversion Shares pledged to it such Lender agrees in writing to be bound by the provisions of Sections 7(d) (to the extent set forth therein) and 8 of this Agreement to the same extent as the Investor. Upon any such foreclosure or other acquisition by a Lender of any Convertible Preferred Securities or Conversion Shares pledged to it, such Lender (except for the rights set forth under Sections 5, 6 and 9) shall succeed to the rights and (to the extent set forth under Section 8 and Section 7(d)) the obligations of the Investor hereunder and, following a Disposition of such Convertible Preferred Securities or Conversion Shares by such Lender, the subsequent transferee shall succeed to the same rights and obligations hereunder as such Lender; provided, however, that if such Lender makes a Disposition of such Convertible Preferred Securities or Conversion Shares to the Investor, TMC or any of their affiliates, such transferees shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement to the same extent as the Investor hereunder.

                  (d) Notwithstanding any other provision of this Agreement, no Disposition may be made pursuant to this Section 7 unless (i) the transfer complies in all respects with the applicable provisions of this Agreement and applicable federal and state securities laws, including, without limitation, the Securities Act, (ii) except for Dispositions made pursuant to Section 7(b)(i) of this Agreement, pursuant to foreclosures or other acquisitions by a Lender pursuant to Section 7(c) of this Agreement or by a Lender's transferee (unless such transferee is the Investor, TMC or any of their affiliates), or pursuant to a brokers transaction under Rule 144 (other than Rule 144(k)) promulgated under the Securities Act, the transferee agrees in writing to be bound by the terms and conditions of this Agreement, to the extent applicable, and the Registration Rights Agreement (whereupon such transferee shall be substituted for, and shall enjoy the same rights and be subject to the same obligations, as its predecessor hereunder except as contemplated below) and (iii) if requested by the Company in its sole judgment, an opinion of counsel (reasonably acceptable to the Company) to such transferring holder (or with respect to any Disposition under Section 7(c) of this Agreement, an opinion of counsel (reasonably acceptable to the Company) to such transferring holder or any Lender) shall be supplied to the Company, at such transferring holder's expense, to the effect that such transfer complies with applicable federal and state securities laws. Notwithstanding the above, no transferee of Convertible Preferred Securities or Conversion Shares hereunder (other than TMC or its affiliates) shall be entitled to any of the rights or subject to any of the obligations set forth in Sections 5, 6 and 9 of this Agreement. Any attempt to transfer any Convertible Preferred Securities or any Conversion Shares hereunder in violation of this Agreement shall be null and void ab initio and the Company shall not register such transfer.

         8. Right of First Refusal. Prior to any Disposition by the Investor pursuant to Section 7(b), the Company shall have the right, exercisable in accordance with this Section 8, to purchase all, but not less than all, of the Convertible Preferred Securities or Conversion Shares intended to be subject to such Disposition by the Investor.

                  (a) The Investor shall give notice (a "Transfer Notice") to the Company of such intended Disposition, specifying the Convertible Preferred Securities or Conversion Shares, as the case may be (the "Offered Securities"), to be subject to Disposition and the intended method of Disposition. The Transfer Notice shall specify the cash price (the "First Offer Price") at or above which the Investor intends to effect such Disposition and, in the case of a privately negotiated Disposition, the terms of the bona fide third party offer (a "Third Party Offer") to purchase such Offered Securities theretofore received by the Investor and then remaining open (including the identity and address of the offeror and the price offered).

                  (b) If the Company  wishes to purchase the Offered  Securities specified in the Transfer Notice, then within thirty days following receipt of the Transfer Notice, the Company shall deliver a written notice (an "Acceptance Notice") to the Investor indicating that the Company wishes to purchase such Offered Securities, a date for the closing of such purchase, which shall not be more than ten business days after delivery of such Acceptance Notice (subject to extension as provided in Section 8(f) hereof), and a place for the closing of such purchase. Upon delivery of an Acceptance Notice, a binding agreement shall be deemed to exist providing for the purchase by the Company of the Offered Securities to which such Acceptance Notice relates, upon the terms and subject to the conditions set forth in this Section 8 and the Company shall use its reasonable best efforts to secure all approvals required in connection therewith.

                  (c)  The  cash  purchase  price  to be  paid  by  the  Company
hereunder  for  any  Offered  Securities  (the  "Designated   Price")  shall  be
determined as set forth below.

                           (i) With respect to any Offered Securities for which a First Offer Price or a Third Party Offer consisting solely of cash and/or readily marketable securities is disclosed in the applicable Transfer Notice, the Designated Price per share of such Offered Securities shall equal the per share price specified in such First Offer Price or Third Party Offer; provided, however, that, in the event the Market Price (as defined in Section 8(c)(iii)) per share on the last business day prior to the date the Acceptance Notice is delivered is more than 10% greater than or is less than 10% lower than the per share price specified by such First Offer Price or Third Party Offer, then the price per share shall equal the Market Price per share on the last business day prior to the date the Acceptance Notice is delivered. The value of any readily marketable securities identified in such Third Party Offer shall equal the average Market Price per share of such securities during the ten consecutive trading days immediately preceding the Company's receipt of the Transfer Notice. In the case of any securities not theretofore traded, such securities must be issued or proposed to be issued by an entity which has been subject to the reporting requirements of the Exchange Act for at least one year, and the value of such securities shall be determined by two nationally recognized investment banking firms, one firm to be selected by each of the Investor and the Company, or in the event such firms are unable to agree, by a third nationally recognized investment banking firm selected by such firms. The Investor and the Company shall use their reasonable best efforts to cause any such determination of value to be made within five business days following the Company's receipt of the applicable Transfer Notice. In connection with any determination of value pursuant to this Section 8(c)(i), each party will bear the fees and expenses of the investment banking firm selected by it and the parties will bear equally the fees and expenses of any third investment banking firm.

                           (ii) With respect to any Offered Securities for which a Third Party Offer consisting of other than solely cash and/or readily marketable securities is disclosed in the applicable Transfer Notice, the Designated Price per share of such Offered Securities (which shall refer, in the case of shares of Convertible Preferred Securities that are Offered Securities, to the applicable number of Conversion Shares issuable upon conversion of such Convertible Preferred Securities) shall equal the average Market Price per share during the twenty consecutive trading days immediately preceding the Company's receipt of the Transfer Notice.

                           (iii) "Market Price" of any security on any trading day shall mean (i) the closing price of such security on the principal national securities exchange on which such security is listed at the time (or if there have been no sales on such exchange on such day, the average of the highest bid and lowest asked prices on such exchange on such day), or (ii) if the security is not listed on a national securities exchange at the time, the sales price of such security as reported on the NASDAQ National Market as of 4:00 p.m., New York time, on such day (or, if there is no reported sales price of such security on the NASDAQ National Market on such day, the average of the representative bid and asked prices quoted on the NASDAQ National
         Market as of 4:00 p.m., New York time, on such day, or (iii) if such security is not reported on the NASDAQ National Market at the time, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time, on such day, or (iv) if the security is not quoted on the NASDAQ System at the time, the average of the highest bid and lowest asked prices on such day in the over-the-counter market as reported by the National Quotation Bureau Incorporated or any similar successor organization.

                  (d) At any closing pursuant to this Section 8, the Company shall pay to the Investor (or its designees) the aggregate Designated Price for the Offered Securities by wire transfer of immediately available funds, and the Investor shall deliver or cause to be delivered to the Company such Offered Securities, with documentation satisfactory to the Company evidencing the transfer of such Offered Securities, in form acceptable for transfer on the Company's books. The Company may assign its right to purchase the Offered Securities pursuant to this Section 8 to an affiliate of the Company or an unrelated third party, provided that such affiliate or other third party agrees in writing to be bound by the provisions of this Section 8 to the same extent as the Company, and provided further that the Company shall remain liable for the obligations of such affiliate or other third party under this Section 8.

                  (e) If the Company does not exercise its right to purchase Offered Securities specified in a Transfer Notice, then the party giving such Transfer Notice shall be free to effect the Disposition of such Offered Securities on terms no less favorable than those set forth in such Transfer Notice, subject to any other requirements applicable to such Disposition pursuant to Section 7(b) and (c) hereof and, in the case of a Disposition pursuant to Section 7(b)(i), the additional purchase rights of the Company set forth in Section 2.8(b) of the Registration Rights Agreement; provided, that any such Disposition is completed within 180 days, in the case of a Disposition pursuant to Section 7(b)(i), and 75 days, in the case of a Disposition pursuant to Section 7(b)(ii), in each case following the expiration of the period in which the Company had the right to elect to purchase such Offered Securities on terms no less favorable than those set forth in such Transfer Notice. In the event that such sale is not consummated within such 180 or 75-day period for any reason, then the restrictions on transfers provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Investor without again offering the same to the Company in accordance with this Section 8.

                  (f) The obligations of the parties to effect any closing pursuant to this Section 8 shall be subject to the satisfaction of the following conditions: (i) all requisite regulatory or third party approvals and consents necessary to effect the purchase and sale of the Offered Securities shall have been received and (ii) no statute, rule, regulation, executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which prohibits such transaction or makes such transaction illegal. If, as of any date on which a closing under this Section 8 is scheduled to occur, the foregoing conditions relating thereto have not been satisfied, then such closing shall occur as promptly as practicable following such satisfaction, and the parties shall use their reasonable best efforts to cause the satisfaction of such conditions; provided that if the foregoing conditions relating to any closing hereunder are not satisfied within 60 days following delivery of the applicable Acceptance Notice (or in the case of an order or injunction arising out of any proceeding initiated by the Investor, such later date on which such order or injunction becomes final and nonappealable), then the Investor or the Company may terminate the agreement deemed to exist upon delivery of the applicable Acceptance Notice; provided that no such termination shall excuse any party for a breach of its obligations thereunder.

                  (g) Pursuant to Section 2.8(a) of the Registration Rights Agreement, the sale of Registrable Securities by Selling Holders (as such terms are defined in the Registration Rights Agreement), in addition to the Investor, shall be subject to the Company's prior right of first refusal set forth in this
Section  8, and the  additional  purchase  rights  of the  Company  set forth in
Section 2.8(b) of the Registration Rights Agreement.

         9. Top-Up Rights. If, prior to any Disposition by the Investor (other than any Disposition pursuant to Section 7(a) hereof), the Company issues additional shares of Common Stock, Convertible Preferred Securities or other voting securities that results in the voting securities beneficially owned by the Investor (together with TMC and any wholly-owned subsidiary of TMC) representing less than 20% of the outstanding voting securities of the Company (assuming, for purposes of this Section 9, that any Convertible Preferred Securities owned by the Investor or such subsidiary have been converted into Common Stock), the Investor at its option may at any time purchase in open market purchases or privately negotiated transactions such minimum number of additional shares of equity securities (as reasonably and in good faith determined by the Investor) that would enable the Investor (together with TMC and any wholly-owned subsidiary of TMC) to restore its beneficial ownership to 20% of the outstanding voting securities of the Company; provided that a block purchase of equity securities of the Company in accordance with the foregoing effected as a single transaction which results in the beneficial ownership of the Company's voting securities by the Investor (together with TMC and any wholly-owned subsidiary of TMC) exceeding 20% shall not be deemed to violate this Section 9, Section 6 or any other provision hereof or paragraph 6 of the Letter Agreement solely as a result of the acquisition of such excess securities so long as (i) the aggregate voting securities so held by the Investor (together with TMC and any wholly-owned subsidiary of TMC) at any time in excess of 20% represents less than 1/2 of 1% of the Company's outstanding voting securities and (ii) the Investor transfers, or causes to be transferred, such excess voting securities to an unaffiliated entity within 120 days of the acquisition thereof by the Investor.

         10.      Pre-Closing Covenants

       (a) Each of the parties hereto agrees to use its reasonable best efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the closing of the transactions contemplated by this Agreement. Without limiting the foregoing, the Investor and TMC, on the one hand, and the Company on the other hand, (i) will use their reasonable best efforts to obtain all consents, approvals, authorizations, waivers and orders of any court or governmental agency or body or any other person necessary or, in the opinion of the Investor or the Company, advisable in order to permit the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and (ii) will not take any actions that could reasonably be expected to have the effect of delaying or hindering the closing of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Investor will use its best efforts to satisfy the conditions of the Lenders described on Schedule 4(d).

(b) At all times prior to the Closing Time, the Investor shall promptly notify the Company, and the Company shall promptly notify the Investor, in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event actually known to it which will or is reasonably likely to (i) constitute a breach of any representation or warranty of such party contained in this Agreement or (ii) result in the failure to satisfy the conditions to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 10(b) shall not limit or otherwise affect the remedies available hereunder to any party receiving such notice.

(c ) As soon as practicable, but in any event prior to the Initial Conversion Date, the Company shall take such action as is required to cause the Conversion Shares into which the Convertible Preferred Securities are convertible to be listed for trading on the NASDAQ National Market or such other exchange on which the Company's securities are listed, as applicable.

(d) As of the Closing Time, the Company and the Investor shall enter into the Registration Rights Agreement.

                  (e) The Company shall (and shall cause each of its subsidiaries and their respective officers, directors, employees, attorneys, accountants, financial advisors and other agents to), from and after the date hereof and until the Closing Time, afford to the Investor, TMC and their representatives, including without limitation their officers, directors, employees, agents, attorneys, accountants, consultants, financing sources or financial or other advisors or other person associated with or acting on their behalf (collectively, the "Representatives"), access, upon reasonable notice and in such manner as will not unreasonably interfere with the conduct of the Company's business, to material financial and other information regarding the Company and its Subsidiaries and afford to the Investor, TMC and their Representatives reasonable access to such material information concerning IAI, which has been made available to the Company by Inco. In addition, the Company will promptly inform the Investor of the principal terms of any additional financing proposal with respect to which the Company has entered into substantive discussions or negotiations and the Company shall provide the Investor with such information in respect of such financing as the Investor shall reasonably request. All information provided hereunder to the Investor or TMC, on the one hand, or to the Company, on the other hand, shall be provided in confidence in accordance with the provisions of the confidentiality agreement, dated March 6, 1998 (the "Confidentiality Agreement"), between the Company and TMC and, in the case of information concerning IAI, the provisions of the confidentiality agreement, dated March 31, 1998, between the Company and Inco, as agreed to by TMC pursuant to an acknowledgement, dated April 15, 1998 (the "Acknowledgement"), between TMC and the Company.

         11. Conditions to the Obligations of the Investor. The obligation of the Investor to purchase and pay for the Convertible Preferred Securities at the Closing Time shall be subject (i) to the accuracy of the representations and warranties on the part of the Company contained herein that are qualified by reference to materiality or a material adverse effect and to the accuracy in all material respects of all other representations and warranties on the part of the Company contained herein that are not so qualified, in each case as of the date and time that this Agreement is executed and delivered by the parties hereto (the "Execution Time"), and as of the Closing Time, except for such representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall only be true and correct on and as of such earlier date, (ii) to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, (iii) to the performance by the Company of their respective obligations hereunder in all material respects, and (iv) to the following additional conditions:

                  (a) The Company shall have furnished to the Investor the opinion of Paul, Weiss, Rifkind, Wharton & 954913465Garrison, counsel to the Company, dated as of the Closing Time, in the form set forth in Exhibit A hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

                  (b) The Company shall have furnished to the Investor a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Time, to the effect that the signers of such certificate have carefully read this Agreement and that:

                  (i) the representations and warranties of the Company in this Agreement that are qualified by reference to materiality or a material adverse effect are true and correct on and as of the Closing Time with the same effect as if made as of the Closing Time and all other representations and warranties of the Company in this Agreement that are not so qualified are true and correct on and as of the Closing Time with the same effect as if made as of the Closing Time, except for such representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall only be true and correct on and as of such earlier date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time; and

                  (ii) since December 31, 1997, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, earnings, business or operations of the Company and its Subsidiaries, taken as a whole, excluding any change or development resulting from
         (i) events adversely affecting any of the principal markets served by the business of the Company generally or shortages or price increases with respect to scrap or raw materials, (ii) general economic conditions, including changes in the economies of any of the jurisdictions in which the Company or any of its Subsidiaries conduct business or (iii) the Acquisition Agreement and any financing arrangements entered into in connection therewith.

                  (c) All consents, approvals, authorizations, waivers and orders of any court or governmental body or agency or any other person required in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained or made on terms reasonably satisfactory to the Investor, except such as may be required by federal, state or foreign securities laws in connection with the registration of the Convertible Preferred Securities and the Conversion Shares pursuant to the terms of the Registration Rights Agreement and except where the failure to obtain such consents, approvals, authorizations, waivers and orders would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of Company and its Subsidiaries, taken as a whole, and would not materially impair the ability of the Company to effect the transactions contemplated hereby and pursuant to the Registration Rights Agreement.

                  (d) No governmental body or agency or court of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation or nonappealable judgment, decree, injunction or other order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement or (ii) commenced 954913683any action, suit or proceeding seeking to restrain, enjoin, prohibit or otherwise make illegal the performance of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby.

                  (e) since December 31, 1997, there has not occurred any material adverse change, or any 954913757development involving a prospective material adverse change, in the condition, financial or otherwise, earnings, business or operations of the Company and its Subsidiaries, taken as a whole, excluding any change or development resulting from (i) events adversely affecting any of the principal markets served by the business of the Company generally or shortages or price increases with respect to scrap or raw materials
(ii) general economic conditions, including changes in the economies of any of the jurisdictions in which the Company or any of its Subsidiaries conduct business or (iii) the Acquisition Agreement and any financing arrangements entered into in connection therewith.

(f) The Registration Rights Agreement shall have been duly executed and delivered by the Company.

                  (g) On or prior to the Closing Time, the Acquisition,  and all transactions to be consummated in connection therewith pursuant to the Acquisition Agreement, shall have been consummated and the Company shall have provided to the Investor and its counsel copies of all material closing documents delivered to the parties in respect of the Acquisition.

                  (h) Prior to the Closing Time, the Company shall have furnished to the Investor such further information, certificates and documents as the Investor may reasonably request.

                  (i) An agreement, substantially in the form set forth in Exhibit D hereto, pursuant to which the Principal Stockholders shall have agreed to vote their shares of Common Stock in favor of the Stockholder's Conversion Vote and in favor of the Investor's Nominees to the Board selected in accordance with Section 5 shall have been executed and delivered to the Investor by the Principal Stockholders.

                  (j) The terms of the New Credit Agreement shall be substantially as contemplated in the related Commitment Letter, dated July 2, 1998 (a copy of which was provided to TMC and the Investor prior to the date of this Agreement).

                  (k) The Company shall have duly adopted, executed and filed with the Secretary of State of the State of Delaware the Certificate of Designation establishing the terms and the relative rights and preferences of the Convertible Preferred Securities, and the Company shall not have adopted or filed any other document designating terms, relative rights or preferences of its preferred stock. The Certificate of Designation shall be in full force and effect as of the Closing Time under the laws of the State of Delaware and shall not have been amended or modified.

         If any of the conditions specified in this Section 11 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Investor and its counsel, this Agreement and all obligations of the Investor hereunder may be canceled at, or at any time prior to, the Closing Time by the Investor or TMC. Notice of such cancellation shall be given to the Company in writing or by telephone confirmed in writing.

         12. Conditions to the Obligations of the Company. The obligations of the Company to issue and sell the Convertible Preferred Securities at the Closing Time shall be subject to the accuracy of the representations and warranties on the part of the Investor contained herein at the Execution Time and the Closing Time, to the performance by the Investor of its obligations hereunder in all material respects, and to the following additional conditions:

                  (a) On or prior to the Closing Time, the Acquisition,  and all
transactions  to  be  consummated  in  connection   therewith  pursuant  to  the
Acquisition Agreement, shall have been consummated.

                  (b) The average of the closing prices of shares of Common Stock of the Company for the 20 consecutive trading days immediately preceding the Closing Time shall not have been less than $16.50 per share.

                  (c) All consents, approvals, authorizations, waivers and orders of any court or governmental body or agency or any other person required in connection with the execution and delivery of this Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby shall have been obtained or made on terms reasonably satisfactory to the Company, except such as may be required by federal, state or foreign securities laws in connection with the registration of the Convertible Preferred Securities and the Conversion Shares pursuant to the terms of the Registration Rights Agreement and except where the failure to obtain such consents, waivers and approvals would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of TMC and its subsidiaries, taken as a whole, and would not materially impair the ability of the Investor or TMC to effect the transactions contemplated hereby and pursuant to the Registration Rights Agreement.

                  (d) No governmental body or agency or court of competent jurisdiction shall have (i) enacted, issued, promulgated, enforced or entered any statute, rule, regulation or nonappealable judgment, decree, injunction or other order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement or (ii) commenced any action, suit or proceeding seeking to restrain, enjoin, prohibit or otherwise make illegal the performance of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby and thereby.

                  (e) TMC and the Investor shall have furnished to the Company, the opinion of Bartlit Beck Herman Palenchar & Scott, counsel to TMC and the Investor, dated as of the Closing Time, in the form set forth in Exhibit B hereto. Such counsel may state that, insofar as such opinion involves factual matters, they have relied to the extent they deem proper upon certificates of officers of TMC and the Investor and certificates of public officials.

                  (f) Each of TMC and the Investor shall have furnished a certificate of TMC, signed by the Chairman of the Board of Directors or the President and the principal financial or accounting officer of TMC, dated the Closing Time, to the effect that the signers of such certificate have carefully read this Agreement and that the representations and warranties of each of TMC and the Investor in this Agreement that are qualified by reference to materiality or a material adverse effect are true and correct on and as of the Closing Time with the same effect as if made as of the Closing Time and all other representations and warranties of each of TMC and the Investor in this Agreement that are not so qualified are true and correct on and as of the Closing Time with the same effect as if made as of the Closing Time, except for such representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall only be true and correct as of such earlier date, and each of TMC and the Investor has complied in all material respects with the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

                  (g) The Registration Rights Agreement shall have been duly executed and delivered by the Investor.

         If any of the conditions specified in this Section 12 shall not have been fulfilled when and as provided in this Agreement, this Agreement and all obligations of the Company hereunder may be canceled at, or at any time prior to, the Closing Time by the Company. Notice of such cancellation shall be given to the Investor in writing or by telephone confirmed in writing.

         13. Publicity. Except as may be required by applicable law or by the rules and regulations of any securities exchange or inter-dealer quotation system upon which the securities of one of the parties are listed or admitted for trading, neither the Company or any of its affiliates nor TMC or any of its affiliates shall, without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, make any public announcement or issue any press release with respect to the transactions contemplated by this Agreement. Prior to making any public disclosure required by applicable law or the rules and regulations of any relevant securities exchange or inter-dealer quotation system, the disclosing party shall consult with the other party, to the extent feasible, as to the content of such public announcement or press release and provide the other party an opportunity to review and comment upon such public announcement.

         14. Legend. The Investor agrees to the placement on certificates representing Convertible Preferred Securities purchased by the Investor pursuant hereto, of a legend substantially as set forth below (except that (i) the first sentence of such legend shall not be placed on any Convertible Preferred Securities or Conversion Shares that have been registered under the Securities Act or if, in the opinion of counsel, such sentence is not required under the Securities Act and (ii) the second sentence of such legend relating to restrictions on transfer provided in this Agreement shall not be placed on any Convertible Preferred Securities or Conversion Shares acquired by a transferee pursuant to Section 7(b)(i) of this Agreement, 7(c) or pursuant to brokers transactions under Rule 144 of the Securities Act), unless the Company determines otherwise, in accordance with the opinion of counsel:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER STATE OR NON-U.S. JURISDICTIONS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS (INCLUDING PROVISIONS THAT RESTRICT THE TRANSFER OF SUCH SECURITIES) OF AN INVESTMENT AGREEMENT DATED AS OF JULY 8, 1998 AMONG SPECIAL METALS CORPORATION (THE "COMPANY"), TIMET FINANCE MANAGEMENT COMPANY AND TITANIUM METALS CORPORATION, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY. THE HOLDER OF THE SECURITIES REPRESENTED BY
         THIS CERTIFICATE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS."

15. Termination. This Agreement may be terminated by notice in writing at any time prior to the Closing Time by either the Investor or the Company if
(a) the closing of the transactions contemplated by this Agreement shall not have occurred on or before the 120th day following the date of this Agreement;
(b) the Acquisition Agreement shall have been terminated in accordance with its terms; or (c) the Company and the Investor so mutually agree in writing.

         16. Fees and Expenses. Each party shall bear its own expenses, including the fees and expenses of counsel, accountants, financial or other advisors or representatives engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby.

         17. Survival. The representations, warranties, covenants and agreements contained in or made pursuant to this Agreement shall expire as of the consummation of the transactions to be completed as of the Closing Time, except
(i) for the representations and warranties contained in Section 3(a) through (j) and Section 4(a) through (e) and Section 4(g) which shall survive without limitation, and (ii) the covenants and agreements contained in or made pursuant to this Agreement which by their terms are to survive after the Closing Time, which shall survive for the period specified therein, provided, that if a claim or notice is given with respect to any representation, warranty, covenant or agreement prior to any such expiration date, the claim with respect to such representation, warranty, covenant or agreement shall continue in definitely until such claim is finally resolved.

         18. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by first class mail, postage prepaid, as follows:

                  (a)       If to the Company, to:

                           Special Metals Corporation
                           Middle Settlement Road
                           New Hartford, New York  13413
                           Attention:  Robert F. Dropkin
                           Telecopier:  (315) 798-2001

                           With a copy to:

                           Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                           New York, New York 10019
                           Attention:  Robert B. Schumer
                           Telecopier:  (212) 757-3990

                  (b)      If to the Investor, to:

                           TIMET Finance Management Company
                           1999 Broadway, Suite 4300
                           Denver, Colorado  80202
                           Attention:  Robert E. Musgraves
                           Telecopier: (303) 291-2990

                           With a copy to:

                           Bartlit Beck Herman Palenchar & Scott
                           511 Sixteenth Street
                           Denver, Colorado  80202
                           Attention: James L. Palenchar
                           Telecopier:  (303) 592-3140

                  (c) If to any other holder of Convertible Preferred Securities of the Company, addressed to such holder at the address of such holder in the record books of the Company; or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

         19. Entire Agreement; Amendment. This Agreement and the documents described herein or delivered pursuant hereto (including, without limitation, the Registration Rights Agreement), the Letter Agreement, the Confidentiality Agreement and the Acknowledgement set forth the entire agreement between the parties hereto with respect to the matters provided herein and therein. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing among the parties hereto executed in the same manner as this Agreement; provided, however that the provisions set forth in Sections 7(c), 7(d), 8 and 25 hereof may not, directly or indirectly, be amended or modified without the prior written consent of each Lender affected thereby.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

         21. Governing Law. This Agreement shall be governed by, and construed, in accordance with, the laws of the State of New York applicable to contracts made and to be performed in that state.

         22. Successors. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors.

         23. Obligations of the Investor. TMC shall cause the Investor to perform the obligations required to be performed by it hereunder when and as the same shall be required to be performed and hereby guarantees the payment of all amounts required to be paid and the performance of all covenants, agreements and obligations required to be performed or complied with by the Investor hereunder. The guarantee by TMC of the Investor's obligations hereunder shall be construed as a continuing, absolute , unconditional and irrevocable guarantee of payment and performance (and not merely of collection).

         24. Stockholder Vote. The Company shall, in accordance with applicable law and the Company's Certificate of Incorporation and By-laws, (a) duly call, give notice of and convene and hold a special meeting of its stockholders as promptly as practicable following the Closing Time for the purpose of considering and taking action on the Stockholder Conversion Vote and (b) subject to the fiduciary obligations of the Board of the Company, include in the Proxy Statement for such stockholders' meeting the recommendation of the Board that the stockholders of the Company approve the Stockholder Conversion Vote and, subject to such fiduciary duty, use all reasonable efforts to obtain such approval. If a favorable vote of the Company's stockholders is not obtained (i) within 120 days following the Closing Time, then the dividend rate on the Convertible Preferred Securities shall increase automatically from and including the 121st day following such Closing Time to, but not including, the date a favorable vote of the Company's stockholders is obtained on the Stockholder Conversion Vote by an additional increment of one-quarter of one percent (.25%) per annum of the liquidation amount thereof and (ii) prior to the 270th day following the Closing Time, the dividend rate on the Convertible Preferred Securities shall increase automatically from and including such 270th day to, but not including, the date a favorable vote of the Company's stockholders on the Stockholder Conversion Vote is obtained by an additional increment (which shall be in addition to the incremental increase provided in clause (i) of this
Section 24) of one-quarter of one percent (.25%) per annum (or one-half of one percent (.50%) per annum when combined with the incremental increase set forth in clause (i) of this Section 24) of the liquidation amount thereof, upon the terms and conditions set forth in the Certificate of Designation.

         25. Assignment. Except as otherwise expressly provided in Section 7 or 8 hereof, neither this Agreement nor any rights or obligations of the parties hereunder shall be assignable; provided, however, the rights of the Investor under this Agreement may be assigned to a wholly-owned subsidiary of TMC, without the consent of the Company, provided that TMC shall remain liable for the obligations of the Investor hereunder to the same extent as the Investor; and provided, further, that the Investor and TMC may assign their rights and obligations under this Agreement (as well as the Registration Rights Agreement) to one or more Lenders or their transferees in connection with a bona fide pledge or Disposition permitted by Section 7(c).

         26. Remedies; Waiver. To the extent permitted by law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to, and are exclusive of, any rights or remedies otherwise available under applicable law. No failure on the part of any party to exercise, or delay in exercising, any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

         27. Specific Performance. Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Agreement, the other party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other party shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         28. Severability. If any provision of this Agreement is determined to be invalid, illegal, or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of the transactions contemplated is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

         29. Business Day. For purposes of this Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

         30. Acknowledgement. The parties hereto hereby acknowledge that, at the Closing Time, the Investor shall pledge to Bankers Trust Company or its agent ("BTC") the Convertible Preferred Securities purchased by the Investor under this Agreement (as well as the Common Stock issued upon conversion thereof and any securities issued in exchange therefor) and the Investor and TMC shall assign their rights and obligations under this Agreement to BTC to the extent provided in Section 7(c) with respect to Dispositions pursuant to a bona fide pledge to any Lender, and that BTC, in its individual capacity and as agent for other Lenders, shall constitute a Lender under Section 7(c).

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company, on the one hand, and the Investor and TMC, on the other hand.

                                            Very truly yours,

                           SPECIAL METALS CORPORATION

                                            By:      /s/ Donald R. Muzyka
                                            Name:
                                            Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

TIMET FINANCE MANAGEMENT COMPANY

By:      /s/ Susan E. Alderton
Name:
Title:

TITANIUM METALS CORPORATION

By:      /s/ J. Landis Martin
Name:
Title:

                                  EXHIBIT 99.1


                                  PRESS RELEASE


For Immediate Release                           For Further Information Contact:

Titanium Metals Corporation                                   J. Landis Martin
1999 Broadway, Suite 4300                                     Chairman and CEO
Denver, Colorado  80202                                       303-296-5600


       TIMET ANNOUNCES STRATEGIC INVESTMENT IN SPECIAL METALS CORPORATION


Denver, Colorado . . . July 9, 1998 . . . Titanium Metals Corporation ("TIMET") (Nasdaq: TIMT) announced today that it has agreed to invest $125 million in convertible preferred securities of Special Metals Corporation (Nasdaq: SMCX) as part of Special Metals' plan, announced today, to acquire the Inco Alloys International business unit of Inco Limited.

         TIMET also announced that it had entered into an agreement in principle with Special Metals to form a strategic alliance with respect to manufacturing, marketing, and product development. This alliance would encompass (1) a manufacturing arrangement whereby TIMET would convert certain titanium products (primarily titanium products for new uses) at the facilities of Special Metals/Inco Alloys International, (2) plans by Special Metals and TIMET to jointly market titanium and nickel alloy products to jet engine manufacturers, their suppliers, and other industries, and (3) joint efforts by TIMET and Special Metals to develop new uses for titanium and nickel alloys.

         The non-voting preferred securities of Special Metals to be acquired by TIMET will accrue dividends at the rate of 6.625% per annum and will be convertible into Special Metals' common stock at a conversion price equal to 125% of the average closing price of Special Metals shares over the 40 consecutive day trading period ending on August 5, 1998. The preferred securities will be mandatorily redeemable after seven and one-half years. As part of the agreement, TIMET will be entitled, upon closing, to nominate two members of the Special Metals board of directors.

         The investment by TIMET is conditioned on, among other things, the closing of the acquisition of Inco Alloys International by Special Metals, which is currently expected to occur during the third quarter. Under that transaction, Special Metals is acquiring Inco Alloys International for $408 million in cash, financed through debt and the investment by TIMET. On a pro forma basis (assuming Inco Alloys International was acquired as of January 1, 1997), the net sales of the combined Special Metals--Inco Alloys International would have been $854.5 million, with pro forma EBITDA of $96.5 million. Special Metals has indicated that the transaction is expected to be accretive to its earnings based upon planned operating synergies and diversification opportunities. Special Metals has manufacturing facilities in New Hartford, New York, Dunkirk, New York, Princeton, Kentucky, and Ann Arbor, Michigan. Inco Alloys International has approximately 3,000 employees in operations located primarily in Huntington, West Virginia and in the United Kingdom.

         Commenting on the proposed transaction, TIMET Chairman and CEO, J. Landis Martin, noted: "We believe the proposed investment in Special Metals represents a very attractive opportunity for TIMET. From a strategic standpoint, we believe the relationship being formed between TIMET and Special Metals will provide both companies with meaningful joint marketing and product development opportunities. Our investment in the combined Special Metals--Inco Alloys International will also allow TIMET to be an even more significant participant in the non-aerospace markets for specialty metals products and provide significant additional mill conversion capacity to support TIMET's growth in new and emerging-market applications. From the standpoint of an investor, we are confident that the management of Special Metals will be able to enhance its value to its own stockholders, including TIMET, by capitalizing on the numerous synergies between Special Metals, whose principal market is the aerospace industry, and Inco Alloys International, which is one of the world's largest manufacturers of high-performance nickel alloys principally for the industrial market."

Wasserstein Perella & Co. has acted as financial advisor to TIMET in this transaction.

         Special Metals Corporation, headquartered in New Hartford, New York, is one of the world's leading producers of wrought nickel-based superalloys and special alloy long products.

         TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products.

         The statements in this release relating to matters that are not historical facts are forward looking statements that involve risks and uncertainties, including, but not limited to, the cyclicality of the commercial aerospace industry, future global economic conditions, global productive capacity, changes in product pricing, and other risks and uncertainties associated with the Company's business included in the Company's filings with the Securities and Exchange Commission, as well as the related risks and uncertainties associated with the nickel industry and Special Metals' integration of the business of Inco Alloys International, all as described in Special Metals' filings with the Securities and Exchange Commission.


NOTE: TIMET has scheduled a conference call to discuss the Special Metals Transaction with the investment community for 1 p.m., Eastern Daylight Time, on Thursday, July 9, 1998. On the call will be J. Landis Martin, Chairman and Chief Executive Officer, Andrew R. Dixey, President and Chief Operating Officer, and
J. Thomas Montgomery, Jr., Vice President--Finance and Treasurer. Participants can access the call by dialing 1-800-611-1147 (domestically) or 612-332-0342 (internationally). A taped replay of the call will be available until 11:59 p.m., Eastern Daylight Time, on August 9, 1998, by calling 1-800-475-6701 (domestically) and 320-365-3844 (internationally), and using the access code 398442.


                                    o o o o o

                                  EXHIBIT 99.2


                           TITANIUM METALS CORPORATION
                                  1999 Broadway
                             Denver, Colorado 80202





                                   July 7,1998

Dr. Donald R. Muzyka
President and Chief Executive Officer
Special Metals Corporation
4317 Middle Settlement Road
New Hartford, New York 13413


         Re: Strategic Manufacturing, Marketing and Product Development Alliance

Dear Don:

         This will confirm the mutual understanding of Titanium Metals Corporation, a Delaware corporation ("TIMET"), and Special Metals Corporation, a Delaware corporation ("SMC"), in connection with our discussions concerning the formation of a strategic alliance, which will encompass (i) a manufacturing arrangement whereby TIMET will convert certain titanium products (primarily titanium products for new uses) at SMC's facilities, (ii) joint marketing by TIMET and SMC of titanium and nickel alloy products to jet engine and other manufacturers, and (iii) joint efforts by TIMET and SMC to develop new uses for titanium and nickel alloys.

         1. The proposed strategic marketing, manufacturing and product development alliance (the "Strategic Alliance") between TIMET and SMC is subject to, among other things, the completion of mutual due diligence, and the negotiation and execution of definitive agreements containing customary terms and conditions, and mutually acceptable in form and substance to TIMET and SMC (the "Agreements"). TIMET and SMC will, following the closing of the acquisition (the "Acquisition") by SMC of the Inco Alloys International business unit of INCO Limited, negotiate in good faith and cooperate with each other in connection with promptly negotiating and executing the Agreements.

         2. Except as may otherwise be agreed between them, TIMET and SMC agree that disclosure of this letter or the fact that the parties are negotiating may adversely affect the negotiations concerning the Agreements and, as a result, except as otherwise agreed or required by law, the parties agree to keep this letter and the existence and the terms and conditions of such negotiations confidential. Any disclosures that either party believes are required by law shall be reviewed in advance with the other party. The provisions of this paragraph will survive the termination of this letter.

          3. It is understood that this letter merely constitutes a statement of our mutual intentions with respect to the negotiation of the Agreements, does not contain all matters upon which agreement must be reached in order for the Agreements to be executed and, therefore, does not constitute a binding agreement with respect to any Strategic Alliance. A binding commitment with respect to an Alliance will result only from the execution of the Agreements, subject to the conditions expressed therein. Notwithstanding the foregoing, the provisions of paragraphs 2 and 4 of this letter are intended to be legally binding on the parties regardless of whether a binding commitment with respect to a Strategic Alliance is ever reached.

         4. This letter agreement may be terminated: (a) at any time by mutual agreement of TIMET and SMC; (b) by either party hereto if the parties shall not have executed the Agreements on or before 90 days following the closing under the Acquisition Agreement (as defined below). In addition, this letter agreement shall automatically terminate in the event that either (x) the acquisition agreement (the "Acquisition Agreement") between SMC and INCO Limited relating to the Acquisition is terminated in accordance with its terms or (y) the proposed investment by TIMET (or a wholly owned subsidiary thereof) in $125,000,000 shares of convertible preferred stock of SMC is not consummated on or prior to the 120th day following the date of the Acquisition Agreement.

                  If this letter agreement is acceptable to SMC, we request that SMC approve this letter agreement and evidence such approval by causing the enclosed copy of this letter agreement to be signed, dated and returned to the undersigned by facsimile (hard copy to follow), following which we would be prepared immediately to commence preparation and negotiation of the Agreements. We look forward to receiving SMC's favorable response at SMC's earliest convenience but in any event by July 8, 1998.

                                                Very truly yours,

                                                Titanium Metals Corporation


                                                By:  /s/ ANDREW R. DIXEY
                                                Name:     Andrew R. Dixey
                                 Title:    President and Chief Operating Officer


Accepted and agreed to this 8th day of July, 1998

Special Metals Corporation


By:   /s/ DONALD R. MUZYKA
      Name:    Donald R. Muzyka
      Title:   President and Chief Executive Officer